Exhibit 99.1

FOR IMMEDIATE RELEASE

Orange County Bancorp, Inc. Declares Two-for-One Stock Split

MIDDLETOWN, N.Y., December 26, 2024 – Orange County Bancorp, Inc. (the “Company” - Nasdaq: OBT), parent company of Orange Bank & Trust Co. and Hudson Valley Investment Advisors, Inc., today announced that its Board of Directors declared a two-for-one forward stock split (the “Stock Split”) of the Company’s common stock.  Each record holder of common stock on Thursday, January 9, 2025 will receive one additional share of common stock after the market close on Friday, January 10, 2025.  Trading is expected to commence on a split-adjusted basis at market open on Monday, January 13, 2025.
The Stock Split will be effectuated by the filing of an amendment to the Company’s Certificate of Incorporation and will result in a proportionate increase in the number of shares of authorized common stock.  The Company anticipates that the outstanding shares of common stock after the Stock Split will increase from approximately 5.7 million shares to 11.4 million shares.  The par value per share of the Company’s common stock will be reduced from $0.50 par value to $0.25 par value.
Michael Gilfeather, President and CEO, noted, “We are pleased to announce that the Board of Directors has determined that this Stock Split in in the best interest of our shareholders, as we anticipate the reduced trading price per share and the additional amount of shares outstanding will make stock ownership more available and promote new investor interest.  Our strategy remains focused on the consistency of our performance and a commitment to enhancing shareholder value.”

About Orange County Bancorp, Inc
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 125 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to approximately $2.5 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, inflation, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, increased levels of loan delinquencies, problem assets and foreclosures, credit risk management, asset-liability management, cybersecurity risks, geopolitical conflicts, public health issues, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information:
Michael Lesler
EVP & Chief Financial Officer
mlesler@orangebanktrust.com
Phone: (845) 341-511

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